UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 19, 2007

Federal Home Loan Bank of Topeka
__________________________________________
(Exact name of registrant as specified in its charter)

Kansas	000-52004	48-0561319
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Security Benefit Pl. Suite 100, Topeka, Kansas		66606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	785.233.0507

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Executive Short Term Incentive Plan

On December 19, 2007, the Board of Directors of the Federal Home Loan Bank of Topeka ("FHLBank") approved the Executive Short Term Incentive Plan (the "Plan"), which provides the FHLBank’s eligible key employees the opportunity to earn short-term incentive compensation based on the FHLBank’s attainment of certain financial goals determined by the Compensation Committee of the Board of Directors (the "Compensation Committee"). The purpose of the Plan is to encourage the FHLBank’s executive officers to lead the FHLBank toward the accomplishment of its overall mission and business objectives as determined by the Board of Directors. The Compensation Committee is responsible for administering the Plan and has the full authority to construe, interpret, implement, and administer the Plan in such capacity. The Compensation Committee may determine annually, in its sole discretion, the identities of the employees that are eligible to participate under the Plan. Currently, the Chief Executive Officer ("CEO"), the Chief Operating Officer ("COO"), the Chief Financial Officer ("COO"), the General Counsel, and the Director of Risk Analysis & Financial Operations (collectively, the "Executive Group") are eligible under the Plan.

The Plan uses a formula based on the FHLBank’s annual goals, which are defined by goal metric, goal weight and performance range. The CEO, in collaboration with the Executive Group, the Committee’s designee, and any other qualified third party, determines and recommends to the Compensation Committee, the goal metric, a goal weight relative to each goal metric, and the associated metric performance ranges. Goal metrics are performance objectives against which the Executive Group’s performance is measured. The goal metrics break down the FHLBank’s overall mission and financial performance goals into quantifiable categories.

Under the Plan, the goal metrics are more than just points of annual performance; rather, they may vary within a range from "target percentages of base salary," defined as the expected level of performance against a goal metric, to "threshold percentages of base salary," defined as the minimum acceptable level of performance against a goal metric, to "optimum percentages of base salary," defined as the best attainable level of performance against the goal metric. Awards may be earned for performance anywhere within a percentage range of earned base salary. For performance that falls between any two levels of performance (e.g., between threshold and target or target and optimum), linear interpolation is used to ensure that the annual award is consistent with the level of performance achieved.

The award earned by a member of the Executive Group may be paid annually, along with the payment of quarterly progress payments in the Committee’s discretion. The Plan provides a formula for determining possible quarterly progress payments earned for performance during the first, second, and third quarters of the Plan period, as well as a formula for determining the annual award payable under the Plan.

A participant’s payment under the Plan will be discontinued and forfeited, at the discretion of the Committee, if the participant (1) is discharged from employment with the FHLBank for Good Cause; (2) engages in competition with the FHLBank or interferes with the business relationships of the FHLBank during his employment or following his termination; or (3) discloses any type of confidential information to any third party, or refuses to report any discoveries, inventions, or improvements conceived by him during the course of his employment that are in any way applicable to the business of the FHLBank. Good Cause includes a participant’s (1) conviction of any criminal act involving dishonesty, fraud, or breach of trust, (2) willful engagement in any misconduct in the performance of his duty that materially injures the FHLBank, (3) performance of any act which would materially and adversely impact the business of the FHLBank, or (4) willful and substantial nonperformance of any assigned duty that continues more than ten (10) days after the FHLBank has given him written notice of such nonperformance.

The Plan provides that if a "change of control" occurs, defined as (1) individuals who are members of the Board on the first day of the Plan period no longer constitute a majority of the Board; or (2) the Bank merges or consolidates with any other entity and is, itself, not a surviving entity; or (3) substantially all of the assets of the Bank have been sold, liquidated or dissolved, then the Chief Executive Officer, or his designee, in close collaboration with the Committee’s designee, shall evaluate the FHLBank’s performance against certain metrics and apply the formula for calculating a fourth quarter payout under the Plan to determine any final awards earned by the Executive Group.

The Plan will become effective January 1, 2008, and applies to successive one-year periods (each, a "Plan Period") until modified or amended by the Compensation Committee. A copy of the Plan is attached as Exhibit 10.1 hereto.

Benefit Equalization Plan

On December 19, 2007, the Board of Directors also adopted an amendment to the FHLBank’s Benefit Equalization Plan ("BEP"), which was previously amended and restated effective as of March 23, 2006. The BEP, which was attached as Exhibit 10.1 to the FLHBank’s registration statement on Form 10 filed May 15, 2006, is incorporated herein by reference. The BEP is a non-qualified supplemental executive retirement plan, which permits the Executive Group and other eligible FHLBank executives (the "Participants") to defer compensation and receive matching contributions and pension accruals that would otherwise have been made or accrued under the FHLBank’s qualified 401(k) plan and defined benefit pension plan but for the limitations imposed by the Internal Revenue Code ("I.R.C.").

As adopted, the amendment to the BEP allows Participants to defer a percentage of their "Incentive Compensation," which includes bonuses and other incentive compensation received above annual salary, into the BEP. Prior to the amendment, the BEP did not permit such a deferral. In order to participate, the Participant must make a deferral election before December 31 of the calendar year preceding the calendar year in which the Incentive Compensation is earned. The actual amount credited to the BEP is the difference between the amount deferred and the actual deferrals under the FHLBank’s qualified 401(k) plan.

Additionally, the amendment clarifies that the matching contribution credited to a Participant under the BEP shall be based on the Participant’s total annual compensation other than incentive compensation and actual deferral elections for the applicable plan year under the FHLBank’s defined contribution plan, the Financial Institutions Thrift Plan (the "Thrift Plan"), disregarding the I.R.C. limitation, which is currently $225,000. The matching amount shall be offset by any matching contribution actually made to the Thrift Plan, but the amount of the offset shall not exceed the dollar limit under I.R.C. Section 402(g) for that plan year. The current maximum amount of offset that is permitted for matching contributions to the Thrift Plan is $15,500.

The amendments to the BEP will become effective January 1, 2008. A copy of the amendment to the BEP is attached as Exhibit 10.2 hereto.

Item 1.02 Termination of a Material Definitive Agreement.

The FHLBank’s Performance Pay Plan (the "PPP") provided an opportunity for all regular full-time and part-time employees to earn incentive compensation based on the attainment of performance objectives determined by the Compensation Committee of the Board of Directors, or by the Chief Executive Officer ("CEO") pursuant to delegated authority. On December 19, 2007, the Board of Directors terminated the PPP, effective January 1, 2008. Performance awards that were available under the PPP will now be available under the following new plans, depending upon the employee’s eligibility: (1) the Executive Short Term Incentive Plan, the terms of which are described in Item 1.01 of this current report on Form 8-K, (2) a new short-term incentive plan under which all employees, excluding the Executive Group and Audit Department employees, may be eligible to participate and (3) a short-term incentive plan under which the Audit Department employees may be eligible to participate.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Short Term Incentive Plan

On December 19, 2007, the Board of Directors of the FHLBank adopted the Executive Short Term Incentive Plan (the "Plan") and established the goal metrics and goal weights, which will determine the Executive Groups’ awards, if any, that may be granted in 2008 under the Plan. The disclosure contained in Item 1.01 of this current report on Form 8-K, which describes the material terms of the Plan, is incorporated herein by reference. The following goal metrics were established for the 2008 fiscal year: (1) Achievement of annual core return (as measured by the spread between core income return on Class B Common Stock outstanding and the average daily overnight Federal funds rate) on Class B Common Stock (weighted at 25%), (2) Net income reduced by the FHLBank’s cost of capital (weighted at 25%), (3) Average members’ advance-to-assets ratio (weighted at 20%), (4) Product utilization ratio for profit-oriented products and services (weighted at 20%), and (5) Product utilization ratio for mission-oriented products and services (weighted at 10%). Values assigned to the goal weights reflect the impact that the associated goal metric has on the FHLBank’s overall mission and financial performance.

The following table sets forth the percentage ranges of earned base salary under the Plan for the Executive Group that would be payable at each level of performance. The incentive is awarded as a percentage of each eligible officer’s base salary for the Plan year. Award potential under the Plan corresponds to (a) benchmarks for other government sponsored enterprises by asset size, (b) financial service organizations in the Midwest by asset size, and (c) impact of a participant’s job responsibility on the financial performance of the FHLBank. Participants in jobs that are expected to have the greatest impact are eligible for the largest awards. The following table lists the percentage of base salary, which may be potentially awarded to each member of the Executive Group based on the attainment of specific goal metrics as described in Item 1.01 of this current report on Form 8-K.

Job Title: Chief Executive Officer
Threshold Award (% of Annual Base Wages Earned): 27.5%
Target Award (% of Annual Base Wages Earned): 55.0%
Optimum Award (% of Annual Base Wages Earned): 82.5%

Job Title: Chief Operating Officer
Threshold Award (% of Annual Base Wages Earned): 22.5%
Target Award (% of Annual Base Wages Earned): 45.0%
Optimum Award (% of Annual Base Wages Earned): 67.5%

Job Title: Chief Financial Officer
Threshold Award (% of Annual Base Wages Earned): 22.5%
Target Award (% of Annual Base Wages Earned): 45.0%
Optimum Award (% of Annual Base Wages Earned): 67.5%

Job Title: General Counsel
Threshold Award (% of Annual Base Wages Earned): 22.5%
Target Award (% of Annual Base Wages Earned): 45.0%
Optimum Award (% of Annual Base Wages Earned): 67.5%

Job Title: Director of Risk Analysis & Financial Operations
Threshold Award (% of Annual Base Wages Earned): 17.5%
Target Award (% of Annual Base Wages Earned): 35.0%
Optimum Award (% of Annual Base Wages Earned): 52.5%

Total awards payable under the Plan are not determinable at this time.

Benefit Equalization Plan

On December 19, 2007, the Board of Directors also adopted an amendment to the FHLBank’s Benefit Equalization Plan ("BEP"). The disclosure contained in Item 1.01 of this current report on Form 8-K, which describes the terms of the BEP, is incorporated herein by reference. The amount of the deferrals, matching contributions, and pension accruals permitted under the BEP, if any, are not determinable at this time.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Federal Home Loan Bank of Topeka Executive Short Term Incentive Plan, dated December 19, 2007.
10.2 First Amendment to Benefit Equalization Plan, dated December 19, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Topeka

December 21, 2007	By:	/s/ Patrick C. Doran

Name: Patrick C. Doran
Title: Senior Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Federal Home Loan Bank of Topeka Executive Short Term Incentive Plan, dated December 19, 2007
10.2	First Amendment to Benefit Equalization Plan, dated December 19, 2007